UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2020

NorthWest Indiana Bancorp
(Exact name of registrant as specified in its charter)

Indiana	000-26128	35-1927981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue Munster, Indiana	46321
(Address of principal executive offices)	(Zip Code)

(219) 836-9690
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ◻

Item 4.01 Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

The Risk Management Committee of the Board of Directors of NorthWest Indiana Bancorp, an Indiana corporation (the “Bancorp” or “NWIN”), conducted a comprehensive, competitive process to select a firm to serve as the Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2021.  The Risk Management Committee invited several independent registered public accounting firms to participate in this process.  Following a competitive review and receipt of proposals from the independent registered public accounting firms that participated in the process, on September 18, 2020 the Risk Management Committee recommended and authorized the dismissal of Plante & Moran, PLLC (“Plante”) as the Bancorp’s independent registered public accounting firm, and authorized the engagement of BKD, LLP (“BKD”) to serve as the Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2021.  The dismissal of Plante as the Bancorp’s independent registered public accounting firm will become effective upon the issuance by Plante of its reports on the consolidated financial statements as of and for the year ended December 31, 2020 to be included in the filing of the Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Plante’s audit reports on the Bancorp’s consolidated financial statements as of and for the fiscal years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Bancorp’s fiscal years ended December 31, 2019 and 2018 and the subsequent interim period preceding Plante’s dismissal, there were no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Plante on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Plante, would have caused Plante to make reference to the matter in their reports included in the Bancorp’s filings with the Securities and Exchange Commission (“SEC”).  In addition, there were no “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2019 and 2018, or during the subsequent interim period preceding Plante’s dismissal.

The Bancorp provided Plante with a copy of this Form 8-K prior to its filing with the SEC and requested that Plante furnish the Bancorp with a letter addressed to the SEC stating whether Plante agrees with the statements made by the Bancorp in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree.  A copy of Plante’s letter, dated September 23, 2020, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Engagement of New Independent Registered Public Accounting Firm

In conjunction with the competitive process for the review of other independent registered public accounting firms noted above, on September 18, 2020, the Risk Management Committee engaged BKD to serve as the Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

During the Bancorp’s fiscal years ended December 31, 2019 and 2018 and the subsequent interim period preceding BKD’s engagement, neither the Bancorp nor anyone on its behalf consulted BKD regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Bancorp’s consolidated financial statements, and no written report or oral advice was provided by BKD to the Bancorp that BKD concluded was an important factor considered by the Bancorp in reaching a decision as to the accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits.
Exhibit No.	Description
16.1	Letter to Securities and Exchange Commission from Plante & Moran, PLLC dated September 23, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWest Indiana Bancorp
Date: September 23, 2020

	By:	/s/ Robert T. Lowry
Printed Name: Robert T. Lowry
Title: Executive Vice President, Chief Financial Officer and Treasurer